Exhibit 99.1

Histogen Inc. Announces Common Stock Purchase Agreement for up to

$10 Million with Lincoln Park Capital Fund, LLC

Includes an Initial Investment of $1 Million

SAN DIEGO, July 20, 2020 (GLOBE NEWSWIRE) — Histogen Inc. (“Histogen” or the “Company”) (NASDAQ: HSTO), a regenerative medicine company with a novel biological platform that replaces and regenerates tissues in the body, today announced that it has that it has entered into a common stock purchase agreement for up to $10 million with Lincoln Park Capital Fund, LLC (“Lincoln Park”), a Chicago-based institutional investor. Upon execution of the purchase agreement, Lincoln Park made an initial purchase of $1.0 million of common stock.

Under the terms of the purchase agreement, the Company will have the right, in its sole discretion, to sell shares of its common stock to Lincoln Park over the 24-month term of the purchase agreement. Any common stock sold to Lincoln Park will occur at a purchase price that is based on the prevailing prices of the common stock at the time of each sale. The Company will control the timing and amount of any shares of common stock sold to Lincoln Park, and Lincoln Park is obligated to make purchases at quantities and prices in accordance with the purchase agreement. Histogen’s sale of common stock is subject to various limitations including those set forth in the purchase agreement and the listing rules of Nasdaq.

The Company intends to use any proceeds it receives under the purchase agreement for working capital and general corporate purposes. There are no warrants, limitations on use of proceeds, financial or business covenants, rights of first refusal, participation rights, penalties or liquidated damages in the purchase agreement.

As part of the agreement, Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock. In consideration for Lincoln Park entering into the purchase agreement, Histogen issued shares of its common stock to Lincoln Park as a commitment fee. The purchase agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty.

Additional information regarding the purchase agreement is set forth in a Current Report on Form 8-K, which Histogen filed today with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Histogen

Histogen is a regenerative medicine company developing patented technologies that replace and regenerates tissues in the body. The company’s innovative technology platform utilizes cell conditioned media and extracellular matrix materials produced by hypoxia-induced multipotent cells, developing therapeutic products that address underserved, multi-billion US dollar global markets. For more information, please visit www.histogen.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements regarding Histogen’s common stock purchase agreement transaction with Lincoln Park, including proposed use of proceeds. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in our most recent Annual Report on Form 10-K, Part II Item 1A—“Risk Factors” in our Form 10-Q for the quarter ended March 31, 2020, the “Risk Factors” described in our prospectus dated April 1, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended (File No. 333-236332), and in other documents we may file with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Contact:

Susan Knudson

Executive Vice President & CFO

Histogen, Inc.

ir@histogen.com